BEHRE DOLBEAR & COMPANY, INC.
                          Minerals Industry Consultants


1601 Blake Street                                           TEL: (303) 620-0020
Suite 301                                                   FAX: (303) 620-0024
Denver, Colorado 80202




                        CONSENT OF INDEPENDENT ENGINEERS
                        --------------------------------


     As Independent Engineers, Behre Dolbear & Company, Inc. ("Behre Dolbear") has rendered its report entitled TECHNICAL AUDIT OF THE TONKIN SPRINGS GOLD PROPERTY, EUREKA COUNTY, NEVADA, dated April, 1996. Behre Dolbear hereby consents to all references to Behre Dolbear in the Form 10- KSB for the period ended December 31, 1996, of Gold Capital Corporation.


                                          BEHRE DOLBEAR & COMPANY, INC.




                                          By:    /s/    Bernard J. Guarrera
                                              ---------------------------------
                                          Bernard J. Guarrera, President,
                                          Chief Executive Officer, and
                                          Chief Operating Officer

Denver, Colorado
March 24, 1997








Denver    New York     Toronto    Guadalajara    Santiago     Sydney